Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED
AND NOTED WITH “****”.
AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE
SECURITIES AND EXCHANGE
COMMISSION.

Execution Counterpart

AMENDED AND RESTATED
CARDIOLITE® LICENSE AND SUPPLY AGREEMENT

by and between

LANTHEUS MEDICAL IMAGING, INC.

and

CARDINAL HEALTH 414, LLC

dated January 1, 2004

i

TABLE OF CONTENTS

(continued)

Exhibit A	Licensed Pharmacy Locations
Exhibit B	Pricing Information
Exhibit C	Weekly Dose Volume Reports
Exhibit D	Quarterly Share Calculation Reports
Exhibit E	Required Monthly Vial and Unit Dose Reports
Exhibit F	Required Monthly End User Data Reports
Exhibit G	Computation of Monthly Additional License Fee

ii

Amended and Restated Cardiolite® License and Supply Agreement

This Amended and Restated Cardiolite® License and Supply Agreement (this “Agreement”), entered into as of January 1, 2009 (“Amendment Date”) and effective as of January 1, 2004 (the “Effective Date”), is made by and between Lantheus Medical Imaging, Inc., a corporation duly organized and existing under the laws of the state of Delaware, with its offices located at 331 Treble Cove Road, North Billerica, Massachusetts (“LMI”), and Cardinal Health 414, LLC, a limited liability company duly organized and existing under the laws of the state of Delaware doing business as Cardinal Health Nuclear Pharmacy Services, with its principal place of business located at 7000 Cardinal Place, Dublin, Ohio (“Company” together with LMI, the “Parties” and, individually, each a “Party”).

WHEREAS, LMI (formerly known as Bristol Myers Squibb Medical Imaging, Inc.) and Company (formerly known as Cardinal Health 414, Inc.) previously entered into that certain Cardiolite® License and Supply Agreement, dated January 1, 2004, and as amended from time to time (including as of March 17, 2008) (“Prior Agreement”); and

WHEREAS, the Parties now wish to replace and supersede the Prior Agreement in its entirety by the terms and conditions of this Agreement as set forth herein.

In consideration of the mutual covenants established herein, the Parties hereby agree as follows:

1.             Definitions

1.01        “Additional License Fee” has the meaning set forth in Section 2.09.

1.02        “Additional Special License Fee” has the meaning set forth in Section 2.10.

1.03        “AE” means any untoward medical occurrence in a patient or clinical investigation subject, which results in any unfavorable and unintended sign, symptom, or disease temporally associated with the use of a medicinal product, whether or not considered, related to the medicinal product. All noxious and unintended responses to a medicinal product related to any dose should be considered adverse drug reactions. Responses to a medicinal product means that a causal relationship between the product and AE is at least a reasonable possibility (i.e., the relationship cannot be ruled out or cannot be determined). The failure of a Sestamibi Product to localize as expected shall not be deemed an adverse experience, whereas a significant failure of expected pharmacologic action would be considered an adverse event.

1.04        “Affiliate,” when used with reference to any Party, means any other entity, which Controls, is Controlled by or is under common Control with such Party.

1.05        “Amendment Date” has the meaning set forth in the Preamble.

1.06        “Anti-kickback Provisions” has the meaning set forth in Section 5.06.

1.07        “Approved Sampling Program” has the meaning set forth in Section 2.15.

1.08        “**** Sestambi Product” means Sestamibi Product ****.

1.09        “Cardiolite®” means the trademark “Cardiolite®.”

1.10        “cGMP” means all current good manufacturing practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time.

1.11        “Company” has the meaning set forth in the Preamble.

1.12        “Competitor” means a commercial enterprise that, as of the Amendment Date, owns (or an Affiliate of which owns) a new drug application or an abbreviated new drug application for a technetium-based myocardial perfusion imaging agent.

1.13        “Confidential Information” has the meaning set forth in Section 5.11

1.14        “Control”, when used with respect to any Party or entity, means the power to direct the management and policies of such Party or entity, directly or indirectly whether through the ownership of voting securities, by contract, or otherwise. “Controlled” and “Controlling” have correlative meanings.

1.15        “Demand” has the meaning set forth in Section 5.10.

1.16        “Dispute” has the meaning set forth in Section 5.10.

1.17        “Effective Date” has the meaning set forth in the Preamble.

1.18        “FDA” has the meaning set forth in Section 2.02.

1.19        “Federal Food, Drug, and Cosmetic Act” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 321 et seq., as amended, and any regulations promulgated or adopted thereunder.

1.20        “Fee Per Dose” means the Fee Per Dose set forth on Exhibit B.

1.21        “Force Majeure” means any war, rebellion, mutiny, terrorist attack, epidemic, act of God (e.g., landslide, lightning, earthquake, fire or hurricane, flood, sinking, drought), explosion, act or decision of any duly constituted municipal, state or national governmental authorities or of any court of law, supply or batch failure, equipment failure or malfunction, shortages of fuel, power or raw materials, which failure, malfunction or shortage is not under the reasonable control of the affected party, or any other cause or event which is not under the reasonable control of the affected party.

1.22        “including”, “includes” and derivates thereof shall be deemed to be followed by “without limitation”.

1.23        “Indemnified Party” has the meaning set forth in 4.04(a).

1.24        “Indemnifying Party” has the meaning set forth in 4.04(a).

1.25        “Licensed Pharmacy Locations” means the radiopharmacies controlled by Licensee that are located in the United States at the addresses set forth on Exhibit A, as such Exhibit may be modified from time to time pursuant to Section 2.12.

1.26        “Licensee” means the Company and all Affiliates of Company that own and operate one or more radiopharmacies, and restricted to the operations of the foregoing in the United States.

1.27        “Parties” has the meaning set forth in the Preamble.

1.28        “Party” has the meaning set forth in the Preamble.

1.29        “Patents” means U.S. Patent Nos. 4,452,774, 4,894,445 and 4,988,827.

1.30        “**** Product” means Sestamibi Product that will be ****.

1.31        “Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30 and December 31 of any Year provided that the last quarter shall end on the date of termination of this Agreement.

1.32        “Quarterly Share Calculation Report” has the meaning set forth in Section 2.07.

1.33        “Reporting Quarter” means the Quarter with respect to which Required Monthly reports and Quarterly Share Calculation Reports are submitted.

1.34        “Required Monthly End User Data Report” has the meaning set forth in Section 2.07.

1.35        “Required Monthly Reports” means the Required Monthly Vial and Unit Dose Report and the Required Monthly End User Data Report.

1.36        “Required Monthly Vial and Unit Dose Report” has the meaning set forth in Section 2.07.

1.37        “Serious AE” means any untoward medical occurrence that at any dose: results in death; is life-threatening (defined as an event in which the subject or patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it were more severe); requires inpatient hospitalization or causes prolongation of existing hospitalizations; results in persistent or significant disability/incapacity; results in a congenital anomaly/birth defect; is an important medical event (defined as a medical event(s) that may not be immediately life-threatening or result in death or hospitalization, but based upon appropriate medical and scientific judgment, may jeopardize the patient/subject or may require intervention, e.g., medical surgical, to prevent one of the other serious outcomes listed in the definition above). Examples of such events include, but are not limited to, intensive treatment in an emergency room or at home for allergic bronchospasm; blood dyscrasias or convulsions that do not result in hospitalization. For reporting purposes, LMI also considers the occurrences of cancer, pregnancy, or overdose (accidental or intentional and regardless of adverse outcome) as events that must be expeditiously reported as important medical events.

1.38        “Sestamibi Products” means Sestamibi sold by LMI to Licensee, comprising **** Product and **** Product.

1.39        “Sestamibi Unit Dose” means a syringe of technetium and any Sestamibi Product that is prepared in Licensee’s place of business and is intended to be injected into a single patient during one administration of an injection.

1.40        “Special License Fee” has the meaning set forth in Section 2.10.

1.41        “Specifications” has the meaning set forth in Section 2.19.

1.42        “Third Party Claim” has the meaning set forth in 4.04(a).

1.43        “Trademarks” means trademarks, service marks, trade dress, logos and other identifiers of source, including all goodwill associated therewith and all common law rights, registrations and applications for registration thereof.

1.44        “Unit Dose Equivalent” means, with respect to reconstituted (multidose or hot) vials transferred pursuant to Section 2.23, the aggregate volume of such transfers (in mCi), divided by ****.

1.45        “Usage Guidelines” has the meaning set forth in Section 2.02(b).

1.46        “Vial Price” means the Vial Price set forth on Exhibit B.

1.47        “Vial Utilization Base” the initial Vial Utilization Base set forth on Exhibit B, as such Vial Utilization Base is modified from time to time pursuant to Section 2.11.

1.48        “VUB Adjustment Percentage” means the VUB Adjustment Percentage set forth on Exhibit B.

1.48        “Year” means a calendar year commencing on January 1 and ending on December 31 during the term of this Agreement.

2.             SESTAMIBI PRODUCTS

2.01        Patent License. LMI hereby grants to Licensee, subject to Section 2.22, a non-exclusive, non-transferable, non-sublicenseable license under the Patents, through expiration of the Patents, to (a) reconstitute and radiolabel with technetium solely at the Licensed Pharmacy Locations the Sestamibi Products supplied in vials by LMI to Licensee pursuant to the provisions of this Article 2, and (b) prepare at, and sell or otherwise supply from, the Licensed Pharmacy Locations, Sestamibi

Unit Doses prepared from such vials of Sestamibi Products to end-user customers solely for their own use in the United States. However, the rights granted Licensee hereunder to use the Patents shall in no way affect LMI’s ownership of such Patents. No other right, title or interest in the Patents is established hereby, and nothing herein shall be construed to grant any right or license to Licensee to use the LMI Patents other than as specifically set forth herein. In the event that the terms of this Agreement conflict or are inconsistent with the terms of the label license affixed to a package of vials of the Sestamibi Products supplied by LMI, the terms of this Agreement shall control.

2.02        Trademark Licensee, Trade Dress, etc. and Promotional Materials.

(a)           Subject to Section 2.22, unless LMI otherwise agrees in writing, Licensee shall have the right to sell from the Licensed Pharmacy Locations, in packages bearing the applicable Trademark, Sestamibi Unit Doses prepared from vials of Sestamibi Products supplied by LMI to Licensee and the right to use said Trademarks in any advertising circulars or other promotional materials relating to the Sestamibi Products in the United States, provided that such circulars or materials comply with all applicable laws, including all rules and regulations of the U.S. Food and Drug Administration (the “FDA”) and all terms and conditions of the FDA’s approval of LMI’s Sestamibi Products. However, the rights granted Licensee hereunder to use the Trademarks shall in no way affect LMI’s ownership of such Trademarks. No other right, title or interest in the Trademarks is established hereby, and nothing herein shall be construed to grant any right or license to Licensee to use the Trademarks other than as may be specifically set forth herein.

(b)           Licensee shall provide to LMI for its review and consent copies of all proposed uses of the Trademarks, in any form, in connection with any product or any activity, except when used in accordance with any usage guidelines that may be provided by LMI from time to time (the “Usage Guidelines”). Without limiting the foregoing, (i) Licensee shall indicate in connection with any usage of any Trademark that the Trademark is the registered Trademark of LMI and (ii) Licensee shall ensure that all packaging, labeling, trade dress, advertising circulars and other promotional materials or materials used in connection with the distribution of the Sestamibi Products or Sestamibi Unit Doses (whether or not bearing any of the Trademarks) shall comply with all applicable laws, including all rules and regulations of the FDA and all terms and conditions of the FDA’s approval of LMI’s Sestamibi Products.

(c)           LMI may modify the Usage Guidelines from time to time in its sole discretion upon not less than forty-five (45) days’ written notice to Licensee, and, except for deviations consented to in writing by LMI, Licensee shall comply with such Usage Guidelines in all respects, provided that in the event of a modification of the Usage Guidelines Licensee shall be entitled to continue to use any then existing stocks of packaging, labeling, trade dress, advertising circulars and other promotional materials or in other materials used in connection with the distribution of the Sestamibi Products or Sestamibi Unit Doses that bear any of the Trademarks and that comply with the Usage Guidelines that were superseded by such modified Usage Guidelines and with applicable law until such stocks are exhausted.

(d)           If Licensee fails to follow in any material respect any of the Usage Guidelines provided by LMI or has otherwise misused the Trademarks or has failed to comply in any material respect with this Section, then LMI may terminate this Agreement by giving written notice to Licensee effective on such date as may be specified in such notice if Licensee fails to cure such breach within twenty (20) days notice thereof from LMI,

2.03        Supply of Vials. During the term of this Agreement LMI shall supply vials of Sestamibi Products in accordance with Sections 2.16 and 2.17, provided that **** Product will be supplied after ****. Delivery by LMI of such vials of Sestamibi Products to Licensee is made pursuant to the license and other terms set forth herein in consideration for payment of the Vial Price, Additional Fee, Special License Fee, and Additional Special License Fee, as provided for in Sections 2.08, 2,09 and 2.10 but shall not be construed as a sale. The contents of each vial delivered hereunder shall remain the property of LMI until such time as the contents are reconstituted, radiolabeled and removed from such vial as a Sestamibi Unit Dose. Title to the Sestamibi Products included in any Sestamibi Unit Dose shall pass to Licensee when doses are removed from the vial. Upon removal from a vial of the last Sestamibi Unit Dose prepared by Licensee from such vial, title to such vial and to any remaining contents shall pass to Licensee solely for purposes of disposing of such vial and its contents. Licensee shall bear all risk of loss with respect to the Sestamibi Products following delivery thereof to (or to the order of) Licensee. Licensee hereby represents and warrants that Licensee will properly dispose of such material in accordance with the rules and regulations promulgated by the U.S. Nuclear Regulatory Commission and all other applicable state and federal Government regulations, including those covering pollution, hazardous substances, or the protection of human health, the environment or natural resources.

2.04        Price by Licensee. Licensee shall have sole control and discretion as to the price that its customers will pay for each Sestamibi Unit Dose that Licensee sells.

2.05        Limitations. In no event shall Licensee sell, loan, transfer, give or otherwise supply a vial of Sestamibi Products to any third party. In no event shall Licensee reconstitute or radiolabel with technetium any Sestamibi Products at any location other than the Licensed Pharmacy Locations. In no event shall Licensee or any of its subsidiaries or Affiliates sell, loan, transfer, give or otherwise supply a Sestamibi Unit Dose from any location other than the Licensed Pharmacy Locations. LMI may terminate this Agreement immediately by giving written notice to Licensee, effective on such date as may be specified in such notice, in the event of a failure to comply with the foregoing covenants.

2.06        Bailment Abuse. Licensee shall not engage in or facilitate dose splitting with respect to any Sestamibi Unit Dose or engage in or facilitate any other bailment abuse. Licensee shall use commercially reasonable efforts to prevent its end-user customers from engaging in dose splitting with respect to any such Sestamibi Unit Dose or engaging in any other bailment abuse. Licensee shall promptly notify LMI in the event Licensee learns of any dose splitting or other bailment abuse by any of Licensee’s end-user customers.

2.07        Reports.

(a)           Weekly Dose Volume Reports. Not later than five (5) business days after the end of each week that ends during the period from the Effective Date through December 31, 2009, Licensee shall provide to LMI a timely and accurate report, in substantially the form of Exhibit C, that sets forth the total number of Sestamibi Unit Doses sold or supplied by Licensee during such week in such detail as described in such Exhibit and such other data specified in such Exhibit, as the same may be modified from time to time pursuant to Section 2.07(e) (the “Weekly Dose Volume Reports”).

(b)           Quarterly Reports. Not later than fifteen (15) calendar days after the end of each quarter that ends during the term hereof, Licensee shall provide to LMI a timely and accurate report, in substantially the form of Exhibit D, that sets forth the total number of Sestamibi Unit Doses sold or supplied by Licensee during such quarter in such detail as described in such Exhibit and such other data specified in such Exhibit, as the same may be modified from time to time pursuant to Section 2.07(e) (the “Quarterly Share Calculation Reports”).

(c)           Required Monthly Reports.

(i)            Not later than fifteen (15) days after the end of each month that ends during the term hereof, Licensee shall provide to LMI timely and accurate reports for **** Sestamibi Product and separately for **** Product, each in substantially the form of Exhibit E, that set forth the vial usage data, unit dose data, charge and billing information and other data specified in such Exhibit, as the same may be modified from time to time pursuant to Section 2.07(e) (the “Required Monthly Vial and Unit Dose Report”).

(ii)           Not later than thirty (30) days after the end of each month that ends during the term hereof, Licensee shall provide to LMI reports for **** Sestamibi Product and separately for **** Product, each in substantially the form of Exhibit F, that sets forth (A) name, street, address, city, state and zip code of each customer of Licensee that purchased Sestamibi Unit Doses or received no-charge Sestamibi Unit Doses during such month but does not include the name (or personal identifying information) of any patient to whom any Sestamibi Unit Dose may be administered, (B) the number of Sestamibi Unit Doses purchased or otherwise received by such customer during such month, and (C) and other data specified in such Exhibit, as the same may be modified from time to time pursuant to Section 2,07(e) (the “Required Monthly End User Data Report”).

(d)                                Form of Reports. Such reports shall be provided in electronic form reasonably satisfactory to LMI or in such other form as the Parties may agree to from time to time and shall be sent to such person at such address as LMI may specify from time to time.

(e)                                 Modifications to Reporting Form. LMI may modify the required format of such reports upon at least ninety (90) days’ written notice to Licensee. Licensee shall use reasonable efforts to accommodate such modifications. The data required to be reported in such reports may be modified only by mutual agreement of the Parties. At the beginning of each Year, the Parties will review all such data required hereunder, and agree to such modifications that are necessary to meet business needs and to eliminate any unnecessary information.

(f)                                   Separate Reports for Licensee’s Affiliate. Licensee acknowledges and agrees that reports required in this Section 2.07 shall be submitted for all Licensed Pharmacy Locations in the aggregate; provided, however, that such reports may be submitted separately for the following Licensed Pharmacy Locations controlled by Licensee’s Affiliate ****,: ****.

(g)                                Certification. All reports provided by Licensee hereunder will be signed and certified by a duly authorized officer of Licensee, to the effect that all information in such reports is true, correct and complete.

2.08                          License Fee. Licensee shall pay a license fee to LMI equal to the then effective Vial Price for each vial of each Sestamibi Product delivered to it by LMI during the term of this Agreement. Such payment shall entitle Licensee to prepare and sell from the Licensed Pharmacy Locations a number of Sestamibi Unit Doses from each vial equal to the Vial Utilization Base. Such payment shall be due and payable as set forth in LMI’s invoice.

2.09                          Additional License Fee. Licensee also shall pay to LMI an additional license fee every month during the term of this Agreement (the “Additional License Fee”) calculated in accordance with Exhibit G. Any Additional License Fee shall be due and payable as set forth in LMI’s invoice.

2.10                          Special License Fee. Company shall pay LMI **** U.S. dollars (US $****) (the “Special License Fee”) simultaneously with the execution of this Agreement, which fee shall be fully refunded to Company if LMI does not make available to Licensee the **** Product by ****. Licensee further shall pay to LMI **** U.S. dollars (US $****) (the “Additional Special License Fee”) immediately upon LMI’s delivery of **** Product to Licensee, provided that such delivery occurs on or prior to ****.

2.11                          Modification of VUB. The Parties may from time to time mutually agree to modify the Vial Utilization Base and shall act in a commercially reasonable manner and work cooperatively to set a Vial Utilization Base that meets commercially reasonable market norms; provided that such Vial Utilization Base shall (i) not exceed a percentage equal to the then effective VUB Adjustment Percentage of the average number of Sestamibi Unit Doses per vial sold by Licensee during the **** (****) **** period immediately preceding such notice or, if this Agreement has been effective for a period of time less than **** (****) ****, such shorter period or during such other period as the Parties may mutually elect to use from time to time, and (ii) shall in no event be lower than **** (****).

2.12                          Modification of Licensed Pharmacy Locations. LMI may at its sole option and discretion, effective immediately upon notice by LMI to Licensee, remove any radiopharmacy from Exhibit A that fails to maintain all necessary state, federal and local licenses or that is no longer owned or controlled by Licensee. If Licensee acquires a radiopharmacy in the United States, such radiopharmacy shall be included in Exhibit A upon notice to Supplier, subject to LMI’s right, as provided above, to remove such radiopharmacy.

2.13                          Taxes. Licensee shall be responsible for any and all federal, state, county, or municipal sales or use tax, healthcare tax, excise, customs charges, duties or similar charges, or any other tax assessment (other than that assessed against LMI’s income), license, fee or other charge lawfully assessed or charged on the sale, license or transportation of each Sestamibi Product licensed pursuant to this Agreement or the license fees or other amounts payable to LMI hereunder.

2.14                          Radiopharmacv Status. Licensee represents and warrants to LMI that each radiopharmacy listed on Exhibit A holds all state, federal and local licenses necessary for the lawful conduct of its business as a radiopharmacy. Licensee shall notify LMI promptly in the event that any such radiopharmacy fails to maintain all necessary state, federal, and local licenses, but in any event not later than ten (10) days following the expiration, suspension, termination, cancellation, non-renewal or other loss of any such license.

2.15                          Approved Sampling Programs. LMI may in its sole discretion develop one or more programs to provide or facilitate the provision of samples of Sestamibi Products (or Sestamibi Unit Doses) to promote the development of the market for Sestamibi in compliance with the Prescription Drug Marketing Act of 1987, 21 U.S.C. § 301 et seq., its implementing regulations, and any applicable state laws. Any such sampling program is referred to herein as an “Approved Sampling Program.”

2.16                          Purchase Orders; Acceptance; Cancellation

(a)                                 LMI shall use commercially reasonable efforts to supply Sestamibi Products in the quantities ordered by Licensee, subject at all times to the reasonable capacity and supply constraints of LMI. Licensee shall place orders for Sestamibi Products hereunder in written, electronic or verbal form which shall specify: (i) the amount of each Sestamibi Product being ordered, (ii) the requested shipping date, (iii) the location of delivery (e.g., F.O.B. LMI’s dock) and (iv) the shipping destination and requested method of shipment. Licensee may order Sestamibi Products in each purchase order only in quantities of **** (****) vial kits or greater or in such other minimum quantities as may be agreed upon by the Parties from time to time. All orders are subject to (1) LMI’s normal ordering requirements and lead times as in effect from time to time, (2) LMI’s discretion to determine the method of shipment and (3) acceptance by LMI, which shall not be unreasonably withheld. In the event of any conflict between the terms of any purchase order, purchase order acceptance or purchase order confirmation and the terms of this Agreement, the terms of this Agreement shall control.

(b)                                Subject to Section 2.15(a), LMI may cancel any outstanding purchase order submitted by Licensee (or any portion thereof) upon at least fourteen (14) days prior written notice to Licensee. In such case LMI shall not be required to sell to Licensee any Sestamibi Products to be supplied pursuant to such purchase order after the date of cancellation.

2.17                          Shipments. Delivery of each Sestamibi Product shall be as follows:

(a)                                 ****. (****), if the purchase order for such Sestamibi Product specifies LMI’s dock as its delivery location. In such case, freight and insurance shall be for the account of Licensee, and the risk of loss, delay or damage in transit shall be with Licensee from and after delivery to Licensee’s carrier (which must be a qualified carrier) at LMI’s dock;

(b)                                ****. (****), if the purchase order for such Sestamibi Product specifies a Licensed Pharmacy Location as its delivery location. In such case, freight and insurance shall be for the account of LMI, and the risk of loss, delay or damage in transit shall be with LMI until delivery to the Licensee radiopharmacy; or

(c)                                 ****. (any other location, as agreed to in writing by the Parties) if the purchase order for such Sestamibi Product specifies any other location as its delivery location. Freight and insurance shall be for the account of LMI, unless otherwise agreed by the Parties, and the risk of loss, delay or damage in transit shall be LMI, unless otherwise agreed to by the Parties, until delivery to the location specified in the purchase order for such Sestamibi Product.

2.18                          Invoicing and Payment. LMI shall provide an invoice to Licensee for the Sestamibi Products then delivered. All payments shall be due and payable as set forth in LMI’s invoice.

2.18                          Specifications. Each Sestamibi Product supplied to Licensee pursuant to this Agreement shall be manufactured by LMI in accordance with LMI’s specifications for such Sestamibi Products as in effect from time to time (the “Specifications”).

2.19                          Non-Conforming Product. Licensee may reject a shipment of any Sestamibi Product only if such shipment fails to conform to (A) the type and quantity of Sestamibi Products ordered by Licensee or (B) the Specifications; provided that Licensee notifies LMI in writing of any such rejection within ten (10) days after receipt by Licensee of such shipment of Products. Licensee’s sole remedy with respect to any non-conforming Products shall be to receive replacement quantities for any non-conforming Product or credit for the purchase price thereof against future purchases of Products; provided that LMI shall be entitled to make reasonable substitutions. Licensee may reject any such shipment by following the customary procedures for rejection of Sestamibi Products as is established by LMI or as otherwise agreed to by the Parties from time to time.

2.21                          Compliance. Company shall cause its Affiliates to comply with this Agreement.

2.22                          Territorial Limitations on Scope of Licenses. The licenses granted under Sections 2.01 and 2.02 are granted solely under and with respect to United States patents and United States trademarks. Nothing herein shall be construed as granting Licensee any rights under non-United States patents, trademarks or otherwise to (a) reconstitute, radiolabel, prepare, sell or otherwise supply Sestamibi Unit Doses outside the United States, (b) sell Sestamibi Unit Doses under the Trademarks outside the United States, (c) use said Trademarks in any advertising circulars or other promotional materials outside the United States or (d) undertake any activities with respect to Sestamibi Products outside the United States. Accordingly, the reconstitution, radiolabeling, preparation, sale, transfer, delivery or supply by Licensee of any Sestamibi Unit Doses outside the United States is strictly prohibited.

2.23                          Transfer of Vials. Notwithstanding Section 2.05, Licensee may, on an emergency basis or at LMI’s discretion in circumstances, where because of the location of Licensee’s customer, the delivery of Sestamibi Unit Doses is not commercially practical and consistent with Licensee’s past practice, transfer vials of Sestamibi Products to a customer (including vials that have been reconstituted or radiolabeled with technetium by Licensee). Licensee shall pay to LMI an amount equal to (a) ****% of Licensee’s aggregate revenue from such transfers of unreconstituted (cold) vials, less (b) the aggregate Vial Price paid hereunder with respect to such vials and plus (c) the product of (i) the number of reconstituted (multidose or hot) vial Unit Dose Equivalents transferred pursuant to this Section, multiplied by (ii) the Fee Per Dose, in each case as part of the additional license fee as provided in Section 2.09. LMI may, at any time by written notice to

Licensee, terminate Licensee’s right to transfer vials of Sestamibi Products pursuant to this Section.

2.24                          Minimum Purchase Obligation. Licensee guarantees, subject to LMI’s ability to supply, a minimum purchase of Sestamibi Products as set forth in this Section.

(a) Licensee shall purchase from LMI at least the Minimum Quantity (as hereinafter defined) of Sestamibi Products. Compliance with such Minimum Quantity will be determined on ****, ****, and at the end of each **** thereafter (each a “Compliance Period”). In any Compliance Period in which Licensee does not purchase at least the applicable Minimum Quantity of Sestamibi Products from LMI, Licensee shall within twenty (20) days of the end of such Compliance Period (i) purchase the Shortfall Amount (as hereinafter defined) for such Sestamibi Products and (ii) in the event any such Shortfall Amount is greater than **** percent (****%) of such applicable Minimum Quantity, in addition to such purchase obligation, shall pay LMI an additional **** ($****) per dose for all doses in such Shortfall Amount. Within three (3) weeks prior to the end of any Compliance Period, Licensee shall (i) make a good faith estimate of additional amounts of **** Sestamibi Product and **** Product necessary for Licensee to purchase to be in compliance with the Minimum Quantity for such Compliance Period, and (ii) use commercially reasonable efforts to place purchase orders for such additional amounts.

“Minimum Quantity” means:

January 1, 2009 to ****	****% of all Technetium99-based myocardial perfusion imaging doses sold by Licensee
**** to ****	****% of all Technetium99-based myocardial perfusion imaging doses sold by Licensee
**** to ****	****% of all Technetium99-based and thallium-based myocardial perfusion imaging doses sold by Licensee
**** to ****	****% of all Technetium99-based and thallium-based myocardial perfusion imaging doses sold by Licensee
**** for the duration of this Agreement	****% of all Technetium99-based and thallium-based myocardial perfusion imaging doses sold by Licensee

provided that if the thallium-based myocardial perfusion imaging doses sold by Licensee exceed **** percent (****%) of all Technetium99-based and thallium-based myocardial perfusion imaging doses sold by Licensee during the applicable period, then such doses in excess of **** percent (****%) shall be excluded from the calculation of all Technetium99-based and thallium-based myocardial perfusion imaging doses for such period.

If LMI does not make available to Licensee a **** Product on or before ****, the Minimum Quantity shall be reduced to ****% for ****, ****% for **** and ****% for **** and the remaining duration of the Agreement.

“Shortfall Amount” means, with respect to an applicable Compliance Period, an amount of doses of Sestamibi Products for any remaining portion of the applicable Minimum Quantity not invoiced prior to the end of such Compliance Period. The Fee Per Dose for Sestamibi Products constituting a Shortfall Amount shall be the same as in effect during the Compliance Period to which the Shortfall Amount relates, and any purchases of doses of Sestamibi Products to satisfy the Shortfall Amount for such Compliance Period shall not count towards, and not be included in the calculation of, any Minimum Quantity for the next succeeding Compliance Period hereunder. In calculating the number of vials of Sestamibi Products doses to be purchased to satisfy the Shortfall Amount, doses per vial shall be calculated by reference to the most recently available Required Monthly Vial and Unit Dose Report by dividing line K thereon by line D thereon to determine the most recent vial utilization rate. Licensee shall specify to Supplier the destination for shipment of any excess vials purchased pursuant to this Section 2.24(a) otherwise in accordance with this Agreement.

(b)         If, after giving effect to the purchase of additional doses as contemplated by Section 2.24(a) hereof, in the most recently completed Compliance Period, the **** Sestamibi Product doses purchased comprise less than the **** Product Percentage (as hereinafter defined) of the Minimum Quantity, Licensee will promptly pay to LMI an adjustment payment equal to: (i) the difference between the **** Sestamibi Product and the **** Product prices set forth on Exhibit B, multiplied by (ii) the difference between (a) the Minimum Quantity of doses multiplied by the **** Product Percentage and (b) the **** Sestamibi Product doses actually purchased.

“**** Product Percentage” means the following percentage of the Minimum Quantity of doses of Sestamibi Product purchased by Licensee hereunder:

July 1, 2009 to ****	****%
**** to ****	****%

**** to ****	****%
**** for the duration of this Agreement	****%

(c) For the final Compliance Period under this Agreement, notwithstanding the termination of this Agreement as of the last day of such Compliance Period, the provisions of this Section 2.24 shall be deemed to survive such termination and be binding upon the Parties until such time as all Sestamibi Product has been purchased and payments made pursuant hereto for such Compliance Period.

2.25                          Sole Supplier. Neither Licensee nor its Affiliates shall purchase, have manufactured, or otherwise acquire sestamibi from any third party during the term of this Agreement until Licensee sells its own generic sestamibi in the United States manufactured pursuant to an approved abbreviated new drug application owned by Licensee or one of its Affiliates (but not under an abbreviated new drug application of any third party). For the avoidance of doubt, the minimum purchase obligations described in Section 2.24 will remain applicable for the duration of this Agreement notwithstanding any such sale of its own generic Sestamibi by Licensee.

2.26                          **** Pricing. LMI shall offer to Licensee **** net pricing for **** Product and **** Sestamibi Product offered by LMI or any of its Affiliates to any third party non-governmental customer of LMI (not including radiopharmacies owned by LMI or its Affiliates) in the United States on the terms and conditions set forth herein. LMI agrees to notify Licensee promptly upon entering into any contract with any such third party that would provide such third party with such **** net pricing. Upon the written request of Licensee at the end of any Quarter during the term of this Agreement, an authorized officer of LMI shall certify in writing to Company that LMI did not enter into any such contract during such Quarter. The term “net pricing” as used herein shall mean the totality of (a) the price for **** Product or **** Sestamibi Product, as applicable, and (b) all other economic terms and conditions relating to the purchase of such **** Product or **** Sestamibi Product, as applicable, including volume commitments, warranty terms, payment terms, indemnification, and specific credits, rebates, allowances, refunds, and discounts. Company may elect to have all prices and corresponding economic terms and conditions adjusted hereunder pursuant to the terms and conditions of such third party contract, in which case the Parties shall amend this Agreement to reflect the same.

2.27                          Sales of Sestamibi Products to Others. LMI shall not sell quantities of (i) **** Products to any other radiopharmacy account prior to **** or (ii) any Sestamibi Products to a Competitor during the term of this Agreement.

3.0                                 TERM AND TERMINATION

3.01                          Term and Termination. This Agreement shall be effective commencing on the Effective Date and shall remain in effect until December 31, 2012, unless sooner terminated as provided below;

(a)                                 Either Party may terminate this Agreement, by giving written notice to the other Party effective immediately or on such date as may be specified in such notice, if the other Party materially breaches any material provision of this Agreement and fails to cure such breach within twenty (20) days notice thereof from such non-breaching Party.

(b)                                LMI may terminate this Agreement, by giving at least one hundred eighty (180) days prior written notice to the Licensee effective on such date as may be specified in such notice, if Licensee ceases to do business, or otherwise terminates its business operations in the nuclear medicine industry.

(c)                                 LMI may terminate this Agreement by giving written notice to Licensee effective on such date as may be specified in such notice if (A) Licensee does not submit to LMI all of the Required Monthly Reports and Quarterly Share Calculation Reports for the applicable Reporting Quarter by the deadline for the submission of such reports in accordance with Section 2.07 or (B) at any time Licensee has not paid LMI all amounts due to LMI as set forth on any invoices previously submitted to Licensee by LMI for Sestamibi Products in accordance with the terms of payment provided for in the invoices, and in the case of each of the foregoing (A) and (B) Licensee fails to cure such failure to make such submission or payment, as the case may be, within twenty (20) days notice thereof from LMI.

(d)                                LMI may terminate this Agreement as expressly permitted by Sections 2.02(d), 2.05, 5.05, 5.09, 5.12 and 5.15, and Licensee may terminate this Agreement as expressly permitted by Sections 5.12 and 5.15.

3.02                          Survival. Any termination of this Agreement shall be without prejudice to any rights or remedies that have accrued prior to the date of termination, and Sections 2.09, 2.24(c), 3.03 and 2.13 and Articles 4 and 5 of this Agreement shall survive the termination of this Agreement.

3.03                          Effect of Termination. Upon the termination of this Agreement, for any reason, Licensee shall return to LMI all vials of the Sestamibi Products provided hereunder that have not been reconstituted and radiolabeled with technetium. LMI shall refund to Licensee any consideration paid to LMI for such vials that are returned by Licensee to LMI in their original, unopened packaging. Not later than fifteen (15) days after the end of the month in which the termination takes place, Licensee shall provide to LMI the Required Monthly Reports for such month. Not later than thirty (30) days after the end of the Quarter in which the termination takes place, Licensee may provide to LMI the Quarterly Share Calculation Reports for such Quarter.

4.                                       WARRANTIES; INDEMNIFICATION

4.01                          Warranties.

(a)                                 LMI warrants that the Sestamibi Products supplied hereunder; will (i) be free from defects in material and workmanship; (ii) conform to the Specifications; (iii) not be (a) adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, as amended, or (b) an article which may not be introduced in interstate commerce within the provisions of Sections 404 and 405 of such Act, as amended; (iv) otherwise be produced in accordance with applicable cGMPs to the extent such cGMPs affect salability of the Sestamibi Products; and (v) to LMI’s knowledge, not infringe any patent, or trademark right of any third party.

(b)                                EXCEPT AS EXPRESSLY SET FORTH HEREIN OR STATED IN THE LABELING AND INFORMATION PROVIDED BY LMI AND ACCOMPANYING EACH VIAL OF THE SESTAMIBI PRODUCTS, LMI MAKES NO OTHER WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SESTAMIBI PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL SUCH WARRANTIES ARE HEREBY EXCLUDED. Licensee shall not give or make any guarantees, warranties, or representations as to the condition, quality, durability, performance, merchantability or fitness for a particular use or purpose or any other feature of any Sestamibi Product or any Sestamibi Unit Dose other than or different from those provided by LMI hereunder. Any such other guarantee, warranty or condition, whether express or implied, made by Licensee to its customers shall be and remain the sole responsibility of Licensee and shall not impose any obligation on LMI.

(c)                                 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR, AND EACH PARTY WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER PARTY FOR, ALL SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES, WHICH MAY BE CAUSED BY, OR IN ANY WAY RESULT FROM, THE SESTAMIBI PRODUCTS OR THAT MAY ARISE UNDER OR AS A RESULT OF THIS AGREEMENT, INCLUDING ANY SUCH DAMAGES RESULTING FROM DELAYS IN DELIVERY, OR FAILURE TO DELIVER, ANY PRODUCT, OR FAILURE TO PURCHASE ANY PRODUCT, WHETHER BASED ON

NEGLIGENCE, TORT, BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER CAUSE OF ACTION.

4.02                          Indemnification by Licensee. Licensee, jointly and severally, shall indemnify and hold harmless LMI, its Affiliates, and their respective directors, officers, employees and agents from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorney’s fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (a) any breach of this Agreement by Licensee or (b) any negligence or willful misconduct by Licensee, except to the extent that any of the foregoing arises out of or results from the breach of this Agreement by LMI or the negligence or willful misconduct of LMI.

4.03                          Indemnification by LMI. LMI shall indemnify and hold harmless Licensee, its Affiliates, and their respective directors, officers, employees and agents from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorney’s fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (a) any breach of this Agreement by LMI or (b) any negligence or willful misconduct by LMI, except to the extent that any of the foregoing arises out of or results from the breach of this Agreement by Licensee or the negligence or willful misconduct of Licensee.

4.04                          Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)                                 Party claiming indemnification under this Agreement (the “Indemnified Party”) shall promptly notify the Party from whom indemnification is sought (the “Indemnifying Party”) of any claim by a third party against the Indemnified Party that could give rise to a right of indemnification under this agreement (“Third Party Claim”). The Indemnifying Party shall have the right to defend, at its sole cost and expense, such third party claim, on its own behalf and on the behalf of the Indemnified Party, by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party may not enter into any compromise or settlement that involves equitable relief against the Indemnified Party unless the Indemnified Party consents thereto, which consent shall not be unreasonably withheld, delayed or conditioned. If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party (excluding the internal costs and expenses of the Indemnified Party), cooperate with the Indemnifying Party and its counsel in contesting any third party claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the third party claim or any cross-complaint against such person.

(b)                                Notwithstanding the Indemnifying Party’s election to assume the defense of any third party claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such third party claim, and shall bear the costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Indemnifying Party to represent both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such third party claim include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that there may be a legal defense available to it which is different from or additional to the defenses available to the Indemnifying Party in which case the Indemnifying Party shall not have the right to assume the defense of such third party claim on behalf of the Indemnified Party), (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified party to represent the Indemnified Party within a reasonable time after notice of the institution of such third party claim or (iv) the Indemnifying Party authorizes the Indemnified Party to employ separate counsel at the Indemnified Party’s cost and expense.

(c)                                 If the Indemnifying Party fails to notify the Indemnified Party within ninety (90) days after receipt of notice in accordance with Section 4.04(a) hereof that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 4.04, or if the Indemnifying Party elects to defend the Indemnified Party pursuant this Section 4.04 but fails to defend the third party claim diligently and promptly, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the third party claim by all appropriate proceedings, which proceedings shall be promptly and vigorously defended by the Indemnified Party with respect to a third party claim for which the Indemnified Party is entitled to indemnification hereunder.

(d)                                No Indemnified Party shall have the right to recover punitive or consequential damages in a claim against an Indemnifying Party pursuant to this Agreement; provided, however, that such limitation shall not apply to damages paid or payable to a third party by an Indemnified Party for which the Indemnified Party is entitled to indemnification hereunder.

5.                                      MISCELLANEOUS

5.01                          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

5.02                          Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements (whether written or oral).

5.03                          Recalls. In the event that LMI determines that a recall or withdrawal of the Sestamibi Products from the market is necessary, Licensee shall take all actions appropriate in order to reasonably assist LMI with such recall or withdrawal. The costs of the recall (including all costs of collecting, shipping and disposing of the recalled Product) shall be borne by LMI unless the circumstances leading to the recall result from the fault of Licensee.

5.04                          Adverse Event Reporting. Licensee shall report AEs to LMI within 24 hours of the date that Licensee first becomes aware of an AE associated with a Sestamibi Product that is reported to Licensee or of which Licensee or any of its agents, including sales representatives or local radiopharmacists, are otherwise made aware.

In addition, Licensee shall provide LMI with immediate (or as soon as practicable) notification by telephone of any fatal or life-threatening Serious AE. If an answering machine is encountered, a message should be left providing detailed information regarding such Serious AE and further attempts to speak directly with LMI should be made.

The telephone report should contain as much information as is available concerning such event to permit LMI to file a MedWatch Form 3500A report that satisfies regulatory guidelines for content and timeliness.

Licensee shall insure prompt follow-up as necessary to provide LMI with reasonably complete information known or otherwise available to Licensee with respect to any Serious AE or AEs. If follow-up information is received after reporting an AE, Licensee also must report such information within 24 hours of the date that Licensee first became aware of such information.

All reports and any related communications made hereunder shall be sent to:

Lantheus Medical Imaging, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Attn: General Counsel

Facsimile: (978) 671-8724

5.05                          Audit Rights. Licensee shall maintain records documenting the information required to be provided in the Required Monthly Reports and Quarterly Share Calculation Reports provided by Licensee, including but not limited to invoices. Such records shall be maintained for a period of not less than three (3) years after the end of such applicable month or Quarter. For three (3) years after the end of the period covered by any such report, Licensee shall permit an independent accounting firm retained by LMI to examine such records and other information to confirm the accuracy of such reports and to confirm that Licensee has not used, sold, lent, transferred, given, delivered or otherwise supplied or disposed of any vial of any Sestamibi Product in ways not expressly permitted by Article 2 and that Licensee has otherwise complied with this Agreement. Such examination shall be conducted not more than once each Year at each Licensed Pharmacy Location and once Each Year at the corporate offices of Licensee and shall be conducted during normal business hours and after reasonable written notice to Licensee of not less than three (3) business days. Such accounting firm shall be permitted to disclose to LMI only that information that relates to the accuracy of such report and facts pertaining to any use, sale, delivery or disposition of any vial of any Sestamibi Product in ways not expressly permitted by Article 2. If such examination indicates that additional monies are owed to LMI with respect to the period of time covered by such report, Licensee shall pay any such additional money as set forth in LMI’s invoice. If at any time Licensee is in violation of its obligations under Article 2 hereof, LMI may, at its sole option, terminate this Agreement by giving written notice to Licensee effective on such date as may be specified in such notice if Licensee fails to cure such violation within twenty (20) days notice thereof from LMI.

5.06                          Compliance with Safe Harbors. It is the intent of the Parties for any financial relationship between the Parties under this Agreement to comply with any state and the federal anti-kickback statute (42 U.S.C. §1320a-7b(b)) and the federal “safe harbor” regulations regarding discounts, rebates, or other reductions in price (42 C.F.R.§1001.952(h)) (collectively, the “Anti-kickback Provisions”). Any prices offered by LMI under this Agreement may include from time to time a reduction in prices as that phrase is defined under the Anti-kickback Provisions. Should there be a reduction in price, then under the Anti-kickback Provisions, Licensee may have an obligation to report any such reduction in price, and must provide such information upon request, to any state or federal health care program or other government agency. Licensee represents and warrants that it will satisfy any and all requirements that may be imposed on Licensee by the Anti-kickback Provisions including, when required by law, to accurately report under any state or federal health care program the net cost actually paid by Licensee and to appropriately reflect such net costs if cost reporting such governmental program is applicable.

Licensee further represents and warrants that it will inform its customers of its customers’ obligations to properly report any reductions in price and will use reasonable efforts to assist its customers in properly reporting and appropriately reflecting the amount of any reductions in price in its customers’ claims for payment filed with any state or federal health care program.

5.07                          Severability. In the event that any provision of this Agreement is found to be invalid or unenforceable, then the offending provision shall not render any other provision of this Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions which have been found to be invalid or unenforceable shall substantially affect the rights or obligations granted or undertaken by either Party.

5.08                          No Partnership. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is to be construed so as to constitute LMI and Licensee as partners or agents with respect to this Agreement or to create a partnership or joint venture. Neither Party hereto shall have any right or authority to assume or create any obligations on behalf of, or in the name of, the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

5.09                          Compliance with Laws. Licensee represents and warrants that it shall ascertain and comply in all material respects with (i) all applicable laws, statutes, rules, regulations, orders, judgments, or injunctions imposed by regulations or laws of any government or governmental authority, (ii) with Licensee’s internal policies and procedures regarding marketing and sales, (iii) the Pharmaceutical Research and Manufacturers of America (PhRMA) Code on Interactions with Healthcare Professionals and (iv) any guidance from the Health and Human Services (or any successor agency) Office of Inspector General relating to Licensee’s obligations under this Agreement, including, without limitation, the use and handling of Sestamibi Products, the provision of no-charge Sestamibi Unit Doses and use, sale and distribution of any Sestamibi Unit Dose. In the event Licensee fails to comply with this Section in any material respect, LMI may terminate this Agreement, effective upon notice by LMI to Licensee on such date as LMI may specify in such notice, and provided if such non-compliance is curable, Licensee fails to cure such non-compliance within twenty (20) days of the notice thereof from LMI.

5.10                          Arbitration. Any dispute, controversy or claim arising out of or relating to compliance with, or alleged breach, interpretation or validity of this Agreement, (each a “Dispute”) shall be exclusively resolved by binding arbitration, which arbitration may be commenced by sending a written notice to the other Party demanding arbitration of such Dispute (the “Demand”). In that event, the Dispute shall be finally resolved by arbitration in accordance with the United States Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. The place of the arbitration shall be New York, New York. The arbitration will be conducted in the English language before a panel of three arbitrators. Each Party shall name one arbitrator, and the two so named shall name the third arbitrator, who will act as chairman. If the two party arbitrators cannot agree on a third arbitrator within thirty (30) days after the Demand, such third arbitrator shall be selected by the American Arbitration Association. The arbitrators will promptly meet, fix the time, date and place of the hearing and notify the Parties. The arbitration shall be conducted within ninety (90) days after any Demand. All documents, exhibits, testimony or other information that is not in the English language shall be translated into the English language at the expense of the Party proffering the evidence requiring translation. The decision of the arbitrators may (depending on the equities of the case) include an award of legal fees, costs of arbitration and interest. The panel of arbitrators will promptly transmit an executed copy of its decision to the Parties. The decision of the arbitrators will be final, binding and conclusive upon the Parties. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each Party retains the right to seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that Party pending the establishment of the arbitrators’ determination of the merits of the controversy, and any such action shall not be deemed incompatible with this Agreement to arbitrate or a waiver of the right to arbitration. The obligations of the Parties under this Section are specifically enforceable and will survive any termination of this Agreement. Unless the decision of the arbitrators provides otherwise, the Parties shall bear their own costs in preparing for the arbitration and the costs of the arbitrators shall be equally divided between the Parties.

Each Party waives any right to claim special, indirect, consequential, incidental, punitive or exemplary damages against each other and in the event of a dispute, each shall be limited to recovery of actual damages.

5.11                          Confidentiality. LMI acknowledges that the data concerning Licensee contained in the reports provided to LMI pursuant to Section 2.07 are confidential and proprietary to Licensee, and such data shall be considered Confidential Information of Licensee. Each Party acknowledges that the disclosure of the content of this Agreement (including the terms and conditions hereof and all pricing information related to the Sestamibi Products under this Agreement, including actual prices, price differentials between **** Product and **** Sestamibi Product, and the occurrence, timing or amount of any price reductions), would be detrimental to the other Party and that the content of this Agreement shall be considered Confidential Information of each Party. Each Party shall (i) maintain the Confidential Information of the other Party in confidence from and after the Effective Date until the seventh anniversary of the termination of this Agreement and (ii) use such Confidential Information solely for the purpose of performing its obligations or exercising its rights under this Agreement, promoting the growth of the Sestamibi business and marketing Sestamibi Products and for internal and administrative purposes. Each of the Parties covenants that (i) it shall not disclose any of the Confidential Information of the other Party except to its parent company or any of its parent company’s employees, agents, board of directors, or any other person under its authorization who are obligated to maintain the confidentiality of such Confidential Information, and (ii) it shall establish and implement a commercialization plan within such Party’s respective organization that will indicate serious disciplinary action including and up to dismissal in the event that a representative makes an unauthorized disclosure. The foregoing confidentiality obligations shall not apply to information that (i) is required to be disclosed by a court or tribunal, legal process, applicable law or the rules of any applicable stock exchange, in which case the Party obligated to make and disclose such information, shall promptly notify the other Party of such disclosure and the procedures, such as a protective order, instituted to protect the confidentiality of such information to be disclosed, (ii) is or hereafter becomes generally available to the public other than by reason of any default by a Party with respect to a confidentiality obligation or (iii) is disclosed to the recipient by a third party that is not in default of any confidentiality obligation to the disclosing Party. The Parties agree that should the foregoing confidentiality obligations be breached, money damages may be inadequate to remedy such a breach, and the non-breaching Party shall be entitled to seek, and a court of competent jurisdiction may grant, specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Such remedy shall be in addition to all other remedies, including money damages, available to a non-breaching Party at law or in equity.

5.12                          Force Majeure. No Party shall be liable for any failure to perform its obligations under this Agreement or pursuant to any purchase order submitted pursuant to this Agreement by reason of Force Majeure. Such Party shall give the other Party prompt notice of any interruption of performance on account of Force Majeure, and of the resumption of such performance, and shall keep the other Party informed on a current basis as to the steps being taken to remove, and the anticipated time of removal of, the circumstances resulting in such Force Majeure. Notwithstanding the foregoing, nothing in this Section shall excuse or suspend the obligation to make any payment due under this Agreement in the manner and at the time provided herein, provided that Licensee shall be allowed to purchase from another supplier such quantities of Sestambi that LMI is unable to supply hereunder on account of a Force Majeure and Licensee shall not be in violation of Section 2.24 (Minimum Purchase Obligation) in connection with such quantities. In the case of a Force Majeure that prevents performance of this Agreement by a Party for a period of **** (****) consecutive days, the other Party shall be entitled to terminate this Agreement upon prior written notice to the affected Party.

5.13                          Notices. All notices to be provided to LMI hereunder shall be delivered to:

Lantheus Medical Imaging, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Attn: President

Facsimile: (978) 671-8079

with copies to:

Lantheus Medical Imaging, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Attn: General Counsel

Facsimile: (978) 671-8724

All notices to be provided to Licensee hereunder shall be delivered to the address set forth on Exhibit B. Either Party may change its notice address by giving notice to the other Party pursuant to this Section.

5.14                          Failure or delay in performance. Except for the payment of money, neither Party shall be liable to the other for failure or delay in performance of its obligations (including shipping delays) if such performance is prevented or delayed by any cause beyond such Party’s reasonable control.

5.15                          Assignment. Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned, or otherwise transferred by either Party, whether by operation of law or otherwise, without the prior written consent of the other Party; provided, however that (x) either Party may assign or otherwise transfer any or all of its rights, or delegate any or all of its respective duties or obligations, under this Agreement without the prior written consent of the other Party to (i) an acquirer of, or successor to, all or substantially all of the assets of such Party, or (ii) the surviving entity in any merger, consolidation, equity exchange or reorganization to which such Party is a party, provided that, in each case contemplated by this clause (x), (a) such acquirer, successor or surviving entity, as the case may be, agrees to he bound by all of the obligations of such Party under this Agreement, and (b) the acquirer, successor or surviving entity is not a Competitor, or if such assignee, successor, or surviving entity is a Competitor, such other Party shall be deemed to have consented to such assignment and transfer in all respects unless such other Party shall elect to terminate this Agreement in writing within **** (****) days of receipt of written notice of such assignment or transfer to such Competitor; and (y) LMI may assign or otherwise transfer any or all of its rights, or delegate any or all of its duties or obligations, under this Agreement to an acquirer of, successor to, or other transferee with respect to all or substantially all of the assets used in or related to the manufacture, sale and distribution of the Sestamibi Products or otherwise to the business of LMI to which this Agreement relates, provided that, in each case contemplated by this clause (y), (1) such acquirer, successor or transferee, as the case may be, agrees to be bound by all of the obligations of LMI under this Agreement, and (2) such acquirer, successor or transferee is not a Competitor, or if such assignee, successor, or transferee is a Competitor, Licensee shall be deemed to have consented to such assignment and transfer in all respects unless Licensee shall elect to terminate this Agreement in writing within **** (****) days of receipt of written notice of such assignment or transfer to such Competitor.

5.16                          Amendments. Except as permitted by Sections 2.07 and 2.11, this Agreement may not be supplemented, amended or modified except in a writing executed by all the Parties. Notwithstanding the preceding sentence but without limiting the rights of the Parties under Article 3 of this Agreement, the Parties agree that in the event that there is a change in law or regulation that makes this Agreement (or any terms hereof) or the performance of any of the terms of this Agreement illegal in any respect, the Parties shall negotiate in good faith to amend this Agreement in a manner consistent with such change in applicable law or regulation.

5.17                          Absence of Presumptions. The Parties hereto understand and agree that each and every term and condition of this Agreement, have or has been mutually negotiated, prepared and drafted, and in connection with the interpretation of construction of any such term or condition or this Agreement, no consideration will be given to the issue of which Party prepared, drafted or requested any term or condition of this Agreement.

5.18                          Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party including, without limitation, any creditor of any Party hereto. No third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto.

5.19                          Consents. Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given and shall not relieve any Party from the obligation to obtain consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

5.20                          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

5.21                          Compliance with terms. If any of the radiopharmacies operated at the Licensed Pharmacy Location is operated by an entity other than Licensee, Licensee shall cause such entity to comply with the terms of this Agreement.

5.22                          Headings. Headings in this Agreement are for convenience of reference only and shall not be considered in interpreting or construing this Agreement.

5.23                          Exhibits. The Exhibits attached to this Agreement are an integral part hereof and all references to this Agreement include such Exhibits.

5.24                          Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

5.25                          Publicity. Neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby that mentions or identifies the other Party without the other Party’s prior written consent, except as required by a government or governmental authority and applicable law or the rules of any applicable stock exchange, in which case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure. Promptly after the execution of this Agreement, the Parties shall collaborate to develop a mutually satisfactory press release concerning transactions contemplated by this Agreement. Each Party agrees, on behalf of itself and its Affiliates, not to do, or authorize to be done, any act or thing that disparages the other Party or the Sestamibi Products, and Licensee agrees, on behalf of itself and its Affiliates, not to do, or authorize to be done, any act or thing which may reduce or dilute the value or distinctiveness of the Trademarks of LMT licensed under this Agreement.

IN WITNESS WHEREOF, the undersigned duly authorized representatives have executed this Agreement as of the date first above written

LANTHEUS MEDICAL IMAGING, INC

By:	/s/ Donald R. Kiepert
	Name:	Donald R. Kiepert
	Title:	President and CEO

CARDINAL HEALTH 414, LLC

By:	/s/ John C. Rademacher
	Name:	John C. Rademacher
	Title:	President

EXHIBIT A

LICENSED PHARMACY LOCATION(S)

Location Code	BUSINESS STREET	BUSINESS STREET 2	CITY	ST	ZIP
1001	****		****	****	****
1002	****		****	****	****
1003	****	****	****	****	****
1004	****		****	****	****
1005	****		****	****	****
1007	****		****	****	****
1008	****		****	****	****
1010	****		****	****	****
1011	****		****	****	****
1012	****		****	****	****
1013	****		****	****	****
1014	****		****	****	****
1016	****		****	****	****
1017	****		****	****	****
1020	****		****	****	****
1021	****		****	****	****
1022	****		****	****	****
1023	****		****	****	****
1024	****		****	****	****
1025	****		****	****	****
1026	****		****	****	****
1027	****		****	****	****
1028	****		****	****	****
1029	****		****	****	****
1030	****		****	****	****
1031	****		****	****	****
1032	****		****	****	****
1033	****		****	****	****
1034	****	****	****	****	****
1036	****		****	****	****
1037	****		****	****	****
1038	****		****	****	****
1039	****		****	****	****
1040	****		****	****	****
1041	****		****	****	****
1042	****		****	****	****
1043	****		****	****	****
1044	****		****	****	****
1045	****		****	****	****

1046	****		****	****	****
1047	****		****	****	****
1048	****		****	****	****
1049	****		****	****	****
1050	****		****	****	****
1051	****		****	****	****
1052	****		****	****	****
1053	****		****	****	****
1055	****		****	****	****
1056	****		****	****	****
1057	****		****	****	****
1058	****		****	****	****
1059	****		****	****	****
1060	****		****	****	****
1061	****		****	****	****

1063	****		****	****	****
1064	****		****	****	****
1066	****		****	****	****
1067	****		****	****	****
1068	****		****	****	****
1069	****		****	****	****
1070	****		****	****	****
1071	****		****	****	****
1072	****		****	****	****
1073	****		****	****	****
1074	****		****	****	****
1075	****		****	****	****
1076	****		****	****	****
1077	****		****	****	****
1078	****		****	****	****
1080	****		****	****	****
1081	****		****	****	****
1083	****	****	****	****	****
1084	****		****	****	****
1085	****		****	****	****
1086	****	****	****	****	****
1087	****		****	****	****
1088	****		****	****	****
1089	****		****	****	****
1091	****		****	****	****
1092	****	****	****	****	****
1095	****		****	****	****
1096	****		****	****	****
1097	****		****	****	****

1098	****	****	****	****
1100	****	****	****	****
1102	****	****	****	****
1103	****	****	****	****
1104	****	****	****	****
1106	****	****	****	****
1108	****	****	****	****
1109	****	****	****	****
1110	****	****	****	****
1112	****	****	****	****
1113	****	****	****	****
1115	****	****	****	****
1118	****	****	****	****
1119	****	****	****	****
1120	****	****	****	****
1123	****	****	****	****
1126	****	****	****	****
1127	****	****	****	****
1128	****	****	****	****
1130	****	****	****	****
1131	****	****	****	****
1139	****	****	****	****
1142	****	****	****	****
1145	****	****	****	****
1149	****	****	****	****
1150	****	****	****	****
1151	****	****	****	****
1152	****	****	****	****

1153	****	****	****	****
1154	****	****	****	****
1155	****	****	****	****
1156	****	****	****	****
1157	****	****	****	****
1158	****	****	****	****
1159	****	****	****	****
1160	****	****	****	****
1162	****	****	****	****
1163	****	****	****	****
1169	****	****	****	****
1172	****	****	****	****
1173	****	****	****	****
1175	****	****	****	****
1179	****	****	****	****
1181	****	****	****	****

1182	****	****	****	****
1183	****	****	****	****
1184	****	****	****	****
1188	****	****	****	****
1225	****	****	****	****
2212	****	****	****	****
2214	****	****	****	****

2215	****	****	****	****

2216	****	****	****	****
2217	****	****	****	****
2218	****	****	****	****

2222	****	****	****	****
2224	****	****	****	****
2227	****	****	****	****
2229	****	****	****	****
3306	****	****	****	****

3309	****	****	****	****

3341	****	****	****	****

5045	****	****	****	****
5080	****	****	****	****
5250	****	****	****	****

5260	****	****	****	****

5300	****	****	****	****
5350	****	****	****	****
6200	****	****	****	****
6201	****	****	****	****

EXHIBIT B

PRICING INFORMATION

From and after the Amendment Date, the “Fee Per Dose” means:

January 1, 2009 to ****	$****

**** to ****

$**** for **** Product

$**** for **** Sestamibi Product, unless LMI does not make available to Company **** Product on or before ****, in which case the Fee Per Dose for **** Sestamibi Product will be $****

**** to ****	$**** for **** Product $**** for **** Sestamibi Product

**** to ****	$**** for **** Product $**** for **** Sestamibi Product

**** for the duration of this Agreement	$**** for **** Product $**** for **** Sestamibi Product

Vial Price = Fee Per Dose multiplied by the Vial Utilization Base

Vial Utilization Base = **** Sestamibi Unit Doses from each vial of Sestamibi Products.

VUB Adjustment Percentage = ****%

LICENSEE NOTICE ADDRESS

Cardinal Health, Nuclear Pharmacy Services

7000 Cardinal Place

Dublin, Ohio 43017

Attention:  President

Facsimile:  614-757-7105

Telephone:  614-757-7467

with a copy to:

Cardinal Health 414, LLC

7000 Cardinal Place

Dublin, Ohio 43017

Attention:  Vice President, General Counsel - NPS

Facsimile:  614-757-5051

Telephone:  614-757-5187

EXHIBIT C

WEEKLY DOSE VOLUME REPORT

Licensee Name:	Reporting Period:(1)
MM/DD/YY

Completed By:	Title:

Contact Phone #:	Date:

AGGREGATE DATA FOR ALL LICENSED PHARMACY LOCATIONS

Total number of **** Sestamibi Unit Doses sold during the reporting period:
Total number of **** Sestamibi Unit Doses sold during the reporting period:

(1) The Reporting Period must be a period of seven days beginning on a Saturday and ending on the following Friday.

EXHIBIT D

QUARTERLY SHARE CALCULATION REPORT

Licensee Name:	Reporting Period:(2)
MM/DD/YY

Completed By:	Title:

Contact Phone #:	Date:

AGGREGATE DATA FOR ALL LICENSED PHARMACY LOCATIONS

Total number of Sestamibi Unit Doses sold during the reporting period:

Total number of **** Unit Doses sold during the reporting period:

Total number of Technetium99-based myocardial perfusion imaging doses sold during the reporting period*:

Total number of Technetium99-based and thallium-based myocardial perfusion imaging doses sold during the reporting period**:

(2) The Reporting Period must be a calendar quarter.

* This particular entry terminates as of quarter ending December 31, 2009

** This particular entry commences January 1, 2010

EXHIBIT E

REQUIRED MONTHLY VIAL AND UNIT DOSE REPORT

Licensee Name:		Account Number:
P.O. Number:		P.O. Expires:
Reporting Period:
MM/YY(3)
AGGREGATE DATA FOR ALL LICENSED PHARMACY LOCATIONS
VIAL USAGE DATA (SESTAMIBI PRODUCTS)

(A) Vials in inventory on begin date:
(B) Plus (+), Vials invoiced during reporting period:
(C) Minus (-), Vials inventory on end date:
(Cl) Minus (-), Unconstituted (cold) Vials transferred (pursuant to Section 2.23):
(D) Equals (=), Vials used or consumed for unit dose preparation and reconstituted (multidose or hot) vials transferred (pursuant to Section 2.23) (V):
UNIT DOSE DATA
(E) Total Sestamibi Unit Doses Compounded during reporting period (the sum of lines (F), (G), (H), (K), and (L)):
(F) Total Sestamibi Unit Doses sold (net of returns) (excluding samples for LMI approved clinical trails and Approved Sampling Programs) during reporting period:
(G) Total no-charge Sestamibi Unit Doses supplied (excluding samples for LMI approved clinical trials and Approved Sampling Programs) during reporting period:(4)
(H) Total Sestamibi Unit Doses returned during reporting period:
(I) Total Sestamibi Unit Doses supplied for LMI approved clinical trials during reporting period:
(J) Total Sestamibi Unit Doses supplied for Approved Sampling Programs during reporting period:
(K) Total Sestamibi Unit Doses for calculating ALF (sum of lines (F), (G), and (J)) (SUD):
(L) Total Unit Dose Equivalents represented by reconstituted (multidose or hot) vials transferred pursuant to Section 2.23 (UDE):
CHARGE AND BILLING INFORMATION
(M) Fee Per Dose (FPD):(5)		$	x.xx
(N) Vial Utilization Base (VUB)(6)
(S1) Aggregate charges by Licensee for unreconstituted (cold) vials transferred pursuant to Section 2.23		$	x.xx

Completed By:	Title:
Contact Phone #	Date:

(3) Must be a calendar month.

(4) Note: No-charge Sestamibi Unit Doses are subject to Section 5.09 (Compliance with Laws.)

(5) “Fee Per Dose” means the Fee Per Dose as set forth in Exhibit B, or modified pursuant to the Agreement and in effect at the time such vial is delivered.

(6) “Vial Utilization Base” means the Vial Utilization Base as set forth in Exhibit B.

DATA FOR EACH LICENSED PHARMACY LOCATION

Pharmacy Name:

Street Address:

City:

State:

Zip Code:

Reporting Period:
MM/YY

UNIT DOSE DATA:

Total Sestamibi Unit Doses sold during period:

Completed By:		Title:
Contact Phone #		Date:

EXHIBIT F

REQUIRED MONTHLY END USER DATA REPORT

License Name:	Reporting Period:
MM/YY

Completed By:	Title:

Contact Phone#	Date:

Cardinal Account Number	End Customer Name	Street Address	City	State	Zip Code	Number of Sestamibi Unit Doses Sold

EXHIBIT G

COMPUTATION OF MONTHLY ADDITIONAL LICENSE FEE

The “Additional License Fee” or “ALF” shall be calculated based on the information required to be contained in the Required Monthly Vial and Unit Dose Report (see Exhibit E) for such month. The ALF for a month shall be calculated as follows:

ALF = (FPD x (SUD – (V x VUB))

Where

FPD	=	the Fee Per Dose applicable during such month (line (M) on Exhibit E).

SUD	=

the number of Sestamibi Unit Doses sold or supplied by Licensee in such month, net of returns (line F, Exhibit E), and any no charge Sestamibi Unit Doses supplied by Licensee for clinical trials approved by LANTHEUS (line G on Exhibit E). (Also see paragraph (iv) below.)

V	=	the number of vials of Sestamibi Products used or consumed by Licensee in such month (line (D) on Exhibit E). (See paragraph (iv) below.)

VUB	=	the Vial Utilization Base applicable to those vials used or consumed by Licensee in such month (line N on Exhibit E). (See paragraph (iv) below.)

The Additional License Fee may not be less than zero. Negative amounts may not be carried over to subsequent periods. The foregoing restriction is not intended to prohibit subsequent adjustments to the Additional Licensee Fee in the event of a miscalculation or other error in the calculation of the Additional License Fee for a period.

(i)                                          For purposes of determining such number of Sestamibi Unit Doses (SUD) and such number of vials (V) used or consumed by Licensee in the applicable month, Licensee shall aggregate the number of Sestamibi Unit Doses (SUD) and the number of vials used or consumed from all of the Licensed Pharmacy Locations.

(ii)                                       In the event that Licensee provides no-charge Sestamibi Unit Doses to end user customers other an approved clinical trial, such no-charge Sestamibi Unit Doses shall be included in the number of Sestamibi Unit Doses (SUD) sold or supplied for purposes of determining any Additional License Fee (ALF).

(iii)                                In the event that any Sestamibi Unit Doses are returned to Licensee, such returned Sestamibi Unit Doses shall not be included in the number of Sestamibi Unit Doses (SUD) sold or supplied for purposes of determining any Additional License Fee (ALF).

(iv)                              If a new Vial Utilization Base (VUB) is established in accordance with Section 2.11, the new Vial Utilization Base (VUB) shall apply only to vials delivered during such month (and thereafter) and the former Vial Utilization Base (VUB) shall apply to vials delivered prior to such month. The Additional License Fee (ALF) shall be calculated separately for the vials to which the new Vial Utilization Base (VUB) applies and the vials to which the former Vial Utilization Base (VUB) applies. For purposes of such separate computation, (A) the Sestamibi Unit Doses (SUD) shall be the number of Sestamibi Unit Doses sold or supplied by Licensee in such month from the vials to which such computations are applicable, determined in the manner described in paragraph (ii) above and (B) the vials held in Licensee’s inventory shall be deemed to be used or consumed on a first-in-first-out (FIFO) basis.

(v)                                 If ALF, as calculated above, is a negative number, no Additional Licensee Fee shall be payable and Licensee shall not be entitled to any refund.